As filed with the Securities and Exchange Commission on May 6, 2026

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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Blue Bird Corporation
(Exact name of registrant as specified in its charter)
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Delaware	46-3891989
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

3920 Arkwright Road, Suite 200 Macon, GA 31210	31210
(Address of Principal Executive Offices)	(Zip Code)

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Blue Bird Corporation Amended and Restated 2015 Omnibus Equity Incentive Plan
(effective November 21, 2025)
(Full title of the plan)
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Razvan Radulescu
Chief Financial Officer
Blue Bird Corporation
3920 Arkwright Road, Suite 200
Macon, GA 31210

(Name and address of agent for service)
(478) 822-2801

(Telephone number, including area code, of agent for service)
SGR/81587850.5

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Copies to:

Ted Scartz, Esq. SVP and General Counsel Blue Bird Corporation 3920 Arkwright Road, Suite 200 Macon, GA 31210 (478) 822-2800	Terry F. Schwartz, Esq. Smith, Gambrell & Russell, LLP 1105 West Peachtree Street, NE Suite 1000 Atlanta, GA 30309 (404) 815-3731

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

SGR/81587850.5

EXPLANATORY NOTE

    This Registration Statement on Form S-8 (this “Registration Statement”) of Blue Bird Corporation (the “Company”) is being filed for the purpose of registering an additional 900,000 shares of the Company’s $0.0001 par value common stock (the “Common Stock”) reserved for issuance under the Company’s Amended and Restated 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”). The Company’s Board of Directors and stockholders approved the Incentive Plan on November 21, 2025, and March 11, 2026, respectively, which amended and restated the Company’s Amended and Restated 2015 Omnibus Equity Incentive Plan to provide for the additional shares. The effective date of the Incentive Plan is November 21, 2025.

The Company previously registered 3,700,000 shares of Common Stock for issuance under the Company’s 2015 Omnibus Equity Incentive Plan pursuant to a registration statement on Form S-8 (File No. 333-204514) filed with the Securities and Exchange Commission (“SEC”) on May 28, 2015, and then subsequently registered an additional 1,500,000 shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2015 Omnibus Equity Incentive Plan pursuant to a registration statement on Form S-8 (File No. 333-237102) filed with the SEC on March 12, 2020 (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate. Pursuant to General Instruction E to Form S-8 regarding Registration of Additional Securities, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement, including Item 1. “Plan Information,” and Item 2. “Registrant Information and Employee Plan Annual Information,” will be sent or given to participants in the Incentive Plan as specified by Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

    Throughout this Registration Statement, the words “Blue Bird,” “we,” “us,” the “Company,” and “our” refer to Blue Bird Corporation and its subsidiaries.
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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed by us with the SEC are incorporated by reference into and made a part of this Registration Statement:
(1)Our Annual Report on Form 10-K for the year ended September 27, 2025, filed with the SEC on November 24, 2025;
(2)Our definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders dated January 26, 2026, filed with the SEC on January 26, 2026 (but only with respect to the information therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended September 27, 2025, filed with the SEC on November 24, 2025);
(3)Our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on November 24, 2025, December 29, 2025, February 4, 2026, February 17, 2026, March 11, 2026, April 2, 2026, May 4, 2026 and May 6, 2026 (in each case, excluding any information deemed furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);
(4)Our Quarterly Report on Form 10-Q for the quarter ended December 27, 2025, filed with the SEC on February 4, 2026;
(5)Our Quarterly Report on Form 10-Q for the quarter ended March 28, 2026, filed with the SEC on May 6, 2026; and
(6)The “Description of Securities” section of our Definitive Proxy Statement on Schedule 14A filed with the SEC by Hennessy Capital Acquisition Corp. on January 20, 2015, as updated by the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended September 27, 2025, filed with the SEC on November 24, 2025, and including any amendments or reports filed for the purpose of updating such description.

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We also incorporate by reference all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this Registration Statement and prior to the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this Registration Statement from the respective dates of filing of those documents.

Item 8.    Exhibits.

Exhibit Number	Description of Exhibit
4.1
The registrant’s Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed by the registrant on February 26, 2015).

4.2
Certificate of Amendment (dated March 11, 2026) to registrant’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q filed by the registrant on May 6, 2026).

4.3
Certificate of Designation of Special Preferred Voting Stock of the registrant (dated April 1, 2026) (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on April 2, 2026).

4.4
The registrant’s Bylaws, as amended, effective February 2, 2023 (incorporated herein by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed by the registrant on February 3, 2023).

4.5
Form of Warrant to Purchase Common Stock of Blue Bird Corporation, dated November 14, 2024, issued by Blue Bird Corporation with an Expiration Date of December 7, 2028 (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-3ASR filed by the registrant on December 23, 2024, File No. 333-284017).

4.6
Form of Warrant to Purchase Common Stock of Blue Bird Corporation, dated as of November 14, 2024, issued by Blue Bird Corporation with an Expiration Date of August 8, 2029 (incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form S-3ASR filed by the registrant on December 23, 2024, File No. 333-284017).

4.7	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the SEC on March 2, 2015).
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4.8
Blue Bird Corporation Amended and Restated 2015 Omnibus Equity Incentive Plan, effective November 21, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed by the registrant on May 6, 2026). ††

5.1	Opinion of Smith, Gambrell & Russell, LLP.*
23.1	Consent of BDO USA, P.C.*
23.2	Consent of Smith, Gambrell & Russell, LLP (filed as part of Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page to this Registration Statement).*
107	Filing Fee Table*
* Filed herewith.
†† Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Macon, State of Georgia, on the 6th day of May, 2026.
Blue Bird Corporation
By: /s/ John F. Wyskiel
John F. Wyskiel
President and Chief Executive Officer, Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. Wyskiel and Ted Scartz, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign this Registration Statement on Form S-8, including any and all amendments and supplements (including without limitation any post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Person	Capacity	Date
/s/ John F. Wyskiel John F. Wyskiel	President and Chief Executive Officer, Director (Principal Executive Officer)	May 6, 2026
/s/ Razvan Radulescu Razvan Radulescu	Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2026
/s/ Mark Blaufuss Mark Blaufuss	Director	May 6, 2026
/s/ Julie A. Fream Julie A. Fream	Director	May 6, 2026
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/s/ Steve Girardin Steve Girardin	Director	May 6, 2026
/s/Douglas Grimm Douglas Grimm	Director	May 6, 2026
/s/ Edward Hightower Edward Hightower	Director	May 6, 2026
/s/ Simon Newman Simon Newman	Director	May 6, 2026
/s/ Kevin Penn Kevin Penn	Director	May 6, 2026
/s/ Dan Thau Dan Thau	Director	May 6, 2026

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INDEX OF EXHIBITS FILED HEREWITH

Exhibit Number	Description of Exhibit
5.1	Opinion of Smith, Gambrell & Russell, LLP.
23.1	Consent of BDO USA, P.C.
23.2	Consent of Smith, Gambrell & Russell, LLP (filed as part of Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
107	Filing Fee Table
SGR/81587850.5